As filed with the Securities and Exchange Commission on January 27, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ASYMmetric ETFs Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See List Below

(I.R.S. Employer Identification Number)

c/o ASYMmetric ETFs, LLC
158 East 126th Street, Suite 304
New York, NY 10035
(Address of registrant’s principal executive offices)

Title of Each Class of Securities to be Registered	Name of Each Exchange on which Each Class is to be Registered

ASYMmetric Smart Alpha S&P 500® ETF	NYSE Arca, Inc.
ASYMmetric Smart Income ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	[ ]

Securities Act Registration file number to which this form relates: 333-250955

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.    Description of Registrant’s Securities to be Registered.

Reference is made to Post-Effective Amendment No. 6 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-250955 and 811-23622), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0000894189-23-000510) on January 25, 2023, which is incorporated herein by reference.

The Trust currently consists of 3 separate series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

ASYMmetric Smart Alpha S&P 500® ETF	92-0976701
ASYMmetric Smart Income ETF	92-0980303

Item 2.    Exhibits

A.
The Trust’s Declaration of Trust is included as Exhibit (a) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-250955; 811-23622), as filed on November 25, 2020, and incorporated herein by reference.

B.
The Trust’s By-Laws are included as Exhibit (b) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-250955; 811-23622), as filed on November 25, 2020, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ASYMmetric ETFs Trust

January 27, 2023

By:	/s/ Darren R. Schuringa
Darren R. Schuringa
Chairman, Trustee, President and Principal Executive Officer